Gratitude Health, Inc. 8-K

Exhibit 10.3

FORM OF

LOCK-UP AND LEAK OUT AGREEMENT

This LOCK-UP AND LEAK-OUT AGREEMENT (the “Agreement”) is made as of ______, 2020 (the “Effective Date”) by and between Gratitude Health, Inc. a Nevada corporation, (the “Company”), and the undersigned holder of common stock (the “Stockholder”) of the Company.

WHEREAS, to ensure the development of an orderly trading market in the Company’s common stock (“Common Stock”), the Company and the Stockholder intend to enter into this Agreement to provide for the circumstances under which the Stockholder may sell or otherwise dispose of shares of the Company’s securities; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Stockholder agree as follows:

Twenty-Four Month Prohibition on Sales or Transfers. Except as otherwise permitted under the section below “Restrictions on Sales; Volume Limitation, the Stockholder, including the Stockholder’s Affiliated Entities (as defined below), hereby agrees that for a period of twenty-four (24) months from the date of this Agreement (the “Lock-Up Period”), the Stockholder will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, any shares of Company Common Stock or securities convertible into or exercisable for Common Stock  or securities or rights convertible into or exchangeable or exercisable for any Common Stock, whether owned by the Stockholder as the date hereof or acquired subsequent to the date hereof (collectively, the “Lock-Up Shares”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (the “Lock-Up Agreement”). As used in this Agreement “Affiliated Entities” shall mean any legal entity,  including  any  corporation,  limited  liability  company,  partnership,  not-for-profit corporation, estate planning vehicle or trust, which is directly or indirectly owned or controlled by the Stockholder or his or her descendants or spouse, of which such Stockholder or his or her descendants or spouse are beneficial owners, or which is under joint control or ownership with any other person or entity subject to a lock-up agreement regarding the Common Stock with terms substantially identical to this Agreement.

Restrictions on Sales; Volume Limitations. The Company anticipates effectuating a 31.993:1 reverse split of its Common Stock (“Reverse Spit”) by no later than June 1, 2020, and, for purposes of this Agreement, the share price of the Common Stock shall mean its bid price per share following the Reverse Split (“Share Price”).

(i)         Beginning the sooner of: (a) six (6) months from the Effective Date of this Agreement pursuant to Rule 144, or (b) immediately upon the effectiveness of a registration statement as declared by the U.S. Securities and Exchange Commission, in which shares of the Stockholder’s Common Stock have been registered, the Stockholder shall have the right to effect open market sales of his, her or its, as the case may be, Lock-Up Shares in an aggregate amount, subject to the following conditions;

(ii)         If during the Lock-Up Period the Share Price is less than or equal to twenty-five cents ($0.25) per share, the Stockholder shall be prohibited from selling any Common Stock. Any such prohibition will continue during such time that the Share Price is less than or equal to twenty-five cents ($0.25).

(iii)        If during the Lock-Up Period the Share Price exceeds twenty-five cents ($0.25) per share, the Stockholder shall have the right to effect open market sales of his, her or its, as the case may be, Lock-Up Shares in an aggregate daily amount equal to the following:

(a)        If the Share Price is above twenty-five cents ($0.25) but under fifty cents ($0.50) (such price range, the “Initial Range”) the Stockholder shall have the right to effect open market sales of Lock-Up Shares in an aggregate daily amount equal to 0.01 multiplied by the Total Weekly Volume (as defined below) in the Common Stock, during such time that the Share Price is within the Initial Range.

(b)       If the Share Price is equal to fifty cents ($0.50) per share but is less than seventy-five cents ($0.75) per shares (such price range, the “Secondary Range”), the Stockholder shall have the right to effect open market sales of Lock-Up Shares in an aggregate daily amount equal to 0.03 multiplied by the Total Weekly Volume (as defined below) in the Common Stock, during such time that the Share Price is within the Secondary Range.

(c)        If the Share Price is equal to seventy-five cents ($0.75) per share but is less than one dollar ($1.00) per share (such price range, the “Third Range”), the Stockholder shall have the right to effect open market sales of Lock-Up Shares in an aggregate daily amount equal to 0.06 multiplied by the Total Weekly Volume (as defined below) in the Common Stock, during such time that the Share Price is within the Third Range.

(d)      If Share Price is equal to or exceeds one dollar ($1.00) per share, there shall be no limitations on the amount of Common Stock that may be sold by the Stockholder, during such time the Share Price is equal to or greater than one dollar ($1.00).

For purposes of this Agreement, “Total Weekly Volume” shall mean the total number of shares of the Company’s Common Stock that are actually traded (bought and sold) prior to the Stockholder’s open market sales, as calculated by adding the daily volume of the Common Stock for the day(s) of that week prior to the open market sale. By way of example only, if the Share Price is $0.30 and the Stockholder is seeking to effect an open market sale on a given Wednesday, then the Total Weekly Volume shall be the sum of the daily volume for the Common Stock for Monday and Tuesday of that week. For clarity, Total Weekly Volume shall only be calculated within the range of Monday through Friday and shall not include the daily volume for any days of a previous week.

The amount of Lock-Up Shares that may be sold pursuant to this Section (b), shall be rounded to the nearest one hundred (100) shares. Lock-Up Share amounts equaling less than one hundred (100) shares shall be rounded up to equal one hundred shares.

By way of example only, if the Stockholder’s multiplier is equal to 0.01 when the Share Price exceeds twenty-five cents ($0.25), and during one week the total volume of the Common Stock is equal to nine thousand (9,000) shares, then the Stockholder shall apply the multiplier (0.01) to nine thousand (9,000) to determine the maximum Lock-Up Shares that may be sold for that period of ninety (90) shares. Because the amount of shares is less than one- hundred (100), the Stockholder will be eligible to sell one-hundred (100) shares. .

Lock-Up Share amounts that may be sold are not cumulative. If the Stockholder waives his, her or its, as the case may be, rights at any time during the Lock-Up Period, pursuant to this Section (b) (“Waivable Period”), the calculated Lock-Up Share amounts that may be sold for those Waivable Periods shall not accrue and not add to Lock-Up Share amounts that may be sold in future period or periods.

Application of this Agreement to Shares Sold or Otherwise Transferred. So long as such sales are made in compliance with the requirements of this Agreement, Lock-Up Shares sold in the public market shall thereafter not be subject to the restrictions on sale contained in this Agreement.

Attempted Transfers. Any attempted or purported sale or other Transfer of any Lock- Up Shares by the Stockholder in violation or contravention of the terms of this Agreement shall be null and void ab initio. The Company shall instruct its transfer agent to reject and refuse to transfer on its books any Lock-Up Shares that may have been attempted to be sold or otherwise transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity.

Broker Authorization. The Stockholder hereby authorizes any and all brokers, for all accounts holding the Stockholder’s Lock-Up Shares, to provide directly to the Company, immediately upon the Company’s request, a copy of all account statements showing the Lock-Up Shares and all trading activity in the Lock-Up Shares during the Lock-Up Period.

Acknowledgement of Representation. The Stockholder represents and warrants to the Company that the Stockholder was or had the opportunity to be represented by legal counsel and other advisors selected by Stockholder in connection with this Agreement. The Stockholder has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof.

Legends on Certificates. All Lock-Up Shares now or hereafter owned by the Stockholder, except any shares purchased in open market transactions by Stockholders that are not affiliates (as such term is defined under securities laws) of the Company, shall be subject to the provisions of this Agreement and the certificates representing such Lock-Up Shares shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

Governing Law; Venue. All disputes arising under this Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, without regard to principles of conflict of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Company agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conformed with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Agreement. Nothing contained herein shall be deemed or operate to preclude the Stockholder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Stockholder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Stockholder.

Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Stockholder and their respective permitted heirs, personal representatives, successors and assigns.

Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may only be changed by an agreement in writing, mutually signed by the Company and the Stockholder subject to this Agreement.

Remedies. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party’s sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

GRATITUDE HEALTH, INC.

/s/ Zalman Duchman

By: Name: Zalman Duchman

Title: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have caused this Lock-Up Leak-Out Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Stockholder:

Signature of Authorized Signatory of Stockholder

Name of Authorized Signatory:

Title of Authorized Signatory:

Telephone Number of Stockholder:

Email Address of Stockholder:

Facsimile Number of Stockholder:

Address for Notice of Stockholder:

Address for Delivery of Shares for Stockholder (if not same as address for notice):

STOCKHOLDER’S SPOUSE (if and as applicable):

The undersigned spouse of the Stockholder has read and hereby approves the foregoing Agreement and agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall be similarly bound by the Agreement. I hereby irrevocably appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Signature:

Name:

Signature of Authorized Signatory of Spouse: